Exhibit 99.1

Stemming from Guidance Concerning Balance Sheet Treatment of Warrants, E2open Announces Receipt of NYSE Continued Listing Standard Notice

E2open Expects to File Form 10-K in the Very Near Term to Restore Compliance

AUSTIN, Texas – April 23, 2020 – On April 12, 2021, the Division of Corporate Finance of the Securities and Exchange Commission (“SEC”) issued a “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies,” clarifying the accounting guidance for warrants with terms that are common for SPACs (the “Statement”). The immediacy of the effective date of this new guidance generally resulted in audit firms not consenting to include their audit opinions in SEC filings until the new guidance was evaluated and reflected in an updated filing, which in part prevented the Company from filing an annual report that complied with SEC and New York Stock Exchange (“NYSE”) rules by its filing deadline.

Given the resultant delay in our ability to submit our 10-K filing, E2open (NYSE: ETWO), today announced that it received a formal notice of non-compliance from the NYSE. The annual report in question relates to E2open’s predecessor, CC Neuberger Principal Holdings I, a special purpose acquisition company (“SPAC”), reflecting financial information for a fiscal period that ended prior to the business combination that closed on February 4, 2021. Under NYSE rules, E2open generally has six months following receipt of the notification to regain compliance with the continued listing standard, subject to any extensions by NYSE.

Absent these developments, E2open was ready to meet its filing obligation by the applicable deadline. Following the issuance of the Statement, the Company immediately took appropriate steps to determine the materiality of the impact on its financial statements in order to file the Form 10-K and regain compliance with NYSE’s listing standard. Today’s announcement is related to the treatment of a non-cash item on the Company’s balance sheet and does not impact any of the guidance issued by the Company to date.

E2open believes the change in SEC guidance does not affect its customers, strategy, or business performance. The Company is in compliance with all other NYSE continued listing standards. E2open believes it will file the SPAC Form 10-K in the very near term and does not foresee any risk of non-compliance with the NYSE six-month remediation timeframe. Other than the impact of the Statement on warrant accounting, all material information that will be included in the SPAC’s Form 10-K has already been included in the Company’s previously filed Form S-1/A.

E2open does not believe that the Statement will delay the filing of its annual report on Form 10-K for its fiscal year ended February 28, 2021, which reflects the financial information for the post-business combination company as opposed to financial information of the SPAC predecessor.

About E2open

At E2open, we’re creating a more connected, intelligent supply chain. It starts with sensing and responding to real-time demand, supply and delivery constraints. Bringing together data from clients, distribution channels, suppliers, contract manufacturers and logistics partners, our collaborative and agile supply chain platform enables companies to use data in real time, with artificial intelligence and machine learning to drive smarter decisions. All this complex information is delivered in a single view that encompasses your demand, supply and logistics ecosystems. E2open is changing everything. Demand. Supply. Delivered. Visit www.e2open.com.

E2open, the E2open logo and Harmony are registered trademarks of E2open, LLC, or its affiliates.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s Registration Statement on Form S-1, annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts

Adam Rogers

E2open

Adam.rogers@e2open.com

515-556-1162

Michael Bowen

ICR, Inc.

Michael.Bowen@icrinc.com

203-682-8299

Marc P. Griffin

ICR, Inc.

Marc.Griffin@icrinc.com

646-277-1290

Media Contacts

WE Communications for E2open

e2open@we-worldwide.com

512-527-7029